Exhibit 10.1

EXECUTION VERSION

SECOND SUPPLEMENT AND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

between

AMERICAN TOWER ASSET SUB, LLC,

AMERICAN TOWER ASSET SUB II, LLC,

as Borrowers

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee for American Tower Trust I Secured Tower Revenue Securities,

as Lender

dated as of March 13, 2023

Secured Tower Revenue Securities, Series 2023-1A and Series 2023-1R

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions	2

ARTICLE II

2023-1A AND 2023-1R COMPONENT DETAILS

Section 2.01	2023-1 Component Details	4

ARTICLE III

AMENDMENT OF THE LOAN AND SECURITY AGREEMENT

Section 3.01	Definitions	5
Section 3.02	Cash Trap Reserve	6

ARTICLE IV
GENERAL PROVISIONS

Section 4.01	Governing Law	7
Section 4.02	Severability	7
Section 4.03	Counterparts	7
Section 4.04	Trustee Capacity	8

ARTICLE V

APPLICABILITY OF LOAN AND SECURITY AGREEMENT

Section 5.01	Applicability	8

i

SECOND SUPPLEMENT AND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SECOND SUPPLEMENT AND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Loan Agreement Supplement”) is dated as of March 13, 2023 and entered into by and among AMERICAN TOWER ASSET SUB, LLC, a Delaware limited liability company, AMERICAN TOWER ASSET SUB II, LLC, a Delaware limited liability company (collectively, the “Borrowers”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor in interest to U.S. Bank National Association, as Trustee for American Tower Trust I as successor in interest to American Tower Depositor Sub, LLC (“Original Lender”) (together with its successors and assigns, “Lender”).

RECITALS

WHEREAS, the Borrowers and Original Lender entered into that certain Loan and Security Agreement, dated as of May 4, 2007 (the “Initial Loan Agreement”), as supplemented by that First Loan and Security Agreement Supplement, dated as of May 4, 2007, and as further supplemented by that Loan and Security Agreement Supplement, dated as of May 4, 2012, pursuant to which American Tower Antenna Asset Sub, LLC, a Delaware limited liability company, became a Borrower under the Initial Loan Agreement and the Loan Documents (as defined in the Initial Loan Agreement). The Initial Loan Agreement, as so supplemented, the “Original Loan Agreement”;

WHEREAS, the Borrowers entered into a First Amended and Restated Loan and Security Agreement, dated as of March 15, 2013 (the “2013 Loan Agreement”), as supplemented by that First Loan and Security Agreement Supplement, dated as of March 15, 2013, among the Borrowers and Lender, which such 2013 Loan Agreement fully amended and restated the Original Loan Agreement (but did not constitute a novation thereof);

WHEREAS, the Borrowers have entered into a Second Amended and Restated Loan and Security Agreement, dated as of March 29, 2018 (the “Loan Agreement”), among the Borrowers and Lender, which such Loan Agreement fully amends and restates the 2013 Loan Agreement (but does not constitute a novation thereof);

WHEREAS, Lender has agreed to advance to the Borrowers under the Loan Agreement, in the form of two (2) separate components designated as 2023-1A (“2023-1A Component”) and 2023-1R (“2023-1R Component”; and, together with 2023-1A Component, the “2023-1 Components”) in an amount totaling One Billion Three Hundred Sixty Eight Million Five Hundred Thousand Dollars ($1,368,500,000.00);

WHEREAS, the 2023-1 Components constitute Components as defined in the Loan Agreement;

WHEREAS, the Borrowers and Lender have agreed to treat each Component as a separate loan for U.S. federal income tax purposes;

WHEREAS, the Borrowers and Lender intend these recitals to be a material part of this Loan Agreement Supplement; and

WHEREAS, all things necessary to make this Loan Agreement Supplement the valid and legally binding obligation of the Borrowers in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions. All words and phrases defined in the Loan Agreement shall have the same meaning in this Loan Agreement Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Loan Agreement Supplement unless the context clearly requires otherwise:

“2013 Loan Agreement” shall have the meaning ascribed to it in the Recitals hereto.

“2023-1 Components” shall have the meaning ascribed to it in the Recitals hereto.

“2023-1A Component” shall have the meaning ascribed to it in the Recitals hereto.

“2023-1R Component” shall have the meaning ascribed to it in the Recitals hereto.

“Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b) hereof.

“Component Rate” means, for any Component, the rate per annum set forth in the appropriate column corresponding to such Component in Section 2.01(a)(i) hereof.

“Depositor” means American Tower Depositor Sub, LLC, a Delaware limited liability company.

“Initial Loan Agreement” shall have the meaning ascribed to it in the Recitals hereto.

“Initial Purchasers” shall mean Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and the other initial purchasers listed on Schedule I to the Purchase Agreement.

“Loan Agreement” shall have the meaning ascribed to it in the Recitals hereto.

“Loan Agreement Supplement” shall have the meaning ascribed to it in the Recitals hereto.

“Maturity Date” shall have the meaning ascribed to it in Section 2.01(a)(iii) hereof.

“Offering Memorandum” shall mean the Offering Memorandum, dated March 8, 2023, relating to the offering and sale of the Securities.

“Original Loan Agreement” shall have the meaning ascribed to it in the Recitals hereto.

“Purchase Agreement” shall mean the Securities Purchase Agreement, dated March 8, 2023, among the Depositor, the Trustee, the Manager and the Initial Purchasers, relating to the purchase by the Initial Purchasers of the Securities.

“Post-ARD Additional Interest Rate” shall have the meaning ascribed to it in Section 2.01(a)(ii) hereof.

“Post-ARD Spread” shall have the meaning ascribed to it in Section 2.01(a)(ii) hereof.

“Rating Agency” means, with respect to 2023-1A Component, Moody’s or Fitch. If any such rating agency or any successor fails to remain in existence, “Rating Agency” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch or Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Securities” means the Series 2023-1A Securities and Series 2023-1R Securities issued by American Tower Trust I pursuant to the Trust Agreement corresponding to the 2023-1 Components.

Additional terms are defined in the body of this Loan Agreement Supplement.

In the event that any term or provision contained herein with respect to the 2023-1 Components shall conflict with or be inconsistent with any term or provision contained in the Loan Agreement, the terms and provisions of this Loan Agreement Supplement shall govern.

All capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

ARTICLE II

2023-1A AND 2023-1R COMPONENT DETAILS

Section 2.01    2023-1 Component Details.

(a)    The 2023-1 Components authenticated and delivered under this Loan Agreement Supplement shall consist of two (2) separate Components, each having:

(i)    the designation, Component Principal Balance and Component Rate set forth below.

Component	Initial Component Principal Balance	Component Rate

2023-1A	$1,300,000,000.00	5.490%

2023-1R	$68,500,000.00	5.735%

(ii)    With respect to 2023-1A Component only, Post-ARD Additional Interest Rate determined by the Servicer to be the greater of (i) 5.0% and (ii) the amount, if any, by which the sum of the following exceeds the Component Rate for 2023-1A Component: (a) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry Association) on such Anticipated Repayment Date of the United States Treasury Security having a term closest to 10 years plus (b) 5.0%, plus (c) the spread (the “Post-ARD Spread”) set forth in the table below opposite 2023-1A Component. For the avoidance of doubt, no Post-ARD Additional Interest will accrue with respect to 2023-1R Component:

Component	Post-ARD Spread	Refinancing Window

2023-1A	1.30%	From and after the date that is twelve months prior to the Anticipated Repayment Date

(iii)    a maturity date which is the Due Date occurring in March 2053 (a “Maturity Date”), or such earlier date on which the final payment of principal of the Notes becomes due and payable as provided in the Loan Agreement, whether at such stated Maturity Date, by acceleration, or otherwise.

(iv)    With respect to 2023-1A Component only, Yield Maintenance shall be in an amount equal to the excess, if any, of the present value as of the date of prepayment of all future installments of principal and interest that the Borrowers would otherwise be required to pay on such Component (or portion thereof) on the related Due Date from the date of such prepayment to and including the first Due Date that occurs twelve (12) months prior to the Anticipated Repayment Date for such 2023-1A Component corresponding to the Series 2023-1A Securities (the period from and after such date and during which no Yield Maintenance is payable, the “Refinancing Window”), absent such prepayment, assuming the entire unpaid principal amount of such Component is required to be paid on such Due Date, with such present value determined by the use of a discount rate equal to the sum of (x) the present value on the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest that the Borrowers would otherwise be required to pay on that portion of the applicable Component prepaid from the date of such prepayment to and including the first Due Date that is twelve (12) months prior to the Anticipated Repayment Date with respect to such Component absent such prepayment, assuming the entire unpaid Principal Amount of such Component is required to be paid on such Due Date, with such present value being determined by the use of a discount rate equal to the sum of (a) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry Association), on the date of such prepayment of the United States Treasury Security having the term to maturity closest to such Due Date, plus (b) 0.50% over (y) that portion of the Component Principal Balance of such Component prepaid on the date of such prepayment.

(b)    There are no scheduled principal payments in respect of any of the 2023-1 Components, and the Borrowers shall not be required to pay any principal on any of the 2023-1 Components prior to the Due Date in March 2028 (such payment date, the “Anticipated Repayment Date”), other than after the occurrence and during the continuation of an Amortization Period or an Event of Default as provided in the Loan Agreement or as otherwise required under the terms of the Loan Documents.

(c)    The proceeds of the 2023-1 Components shall be used (i) to pay all fees and expenses incurred by the Borrowers and (ii) for other corporate purposes, including for distribution to the Guarantor.

ARTICLE III

AMENDMENT OF THE LOAN AND SECURITY AGREEMENT

Section 3.01    Definitions.

(a)    The parties hereto agree that Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order as follows:

“Cash Trap Percentage” means (i) with respect to a Cash Trap Condition that exists pursuant to clause (x) of the definition thereof, 100%, (ii) with respect to a Cash Trap Condition that exists pursuant to clause (y) of the definition thereof, as of any applicable Due Date, (1) 40% minus (2) the percentage equivalent of a fraction (x) the numerator of which is the aggregate Annualized Run Rate Net Cash Flow for Sites that are subject to a Title Policy or Other Title Policy and (y) the denominator of which is the aggregate Annualized Run Rate Net Cash Flow for all Sites and (iii) with respect to a Cash Trap Condition that exists pursuant to clause (z) of the definition thereof, as of any applicable Due Date, (1) 88% minus (2) the percentage equivalent of a fraction (x) the numerator of which is the aggregate Annualized Run Rate Net Cash Flow for Sites that are subject to a Title Policy or Other Title Policy and (y) the denominator of which is the aggregate Annualized Run Rate Net Cash Flow for all Sites.

“2023-1 Closing Date” means March 13, 2023.

(b)    The parties hereto agree that the following definition in Section 1.01 of the Trust and Servicing Agreement is hereby amended by inserting the text therein which is double underlined in the place where such text appears below:

“Debt Service Coverage Ratio” or “DSCR” as of any date of determination is the Net Cash Flow for the Sites divided by the amount of interest, Servicing Fees, Custodian Fees and Trustee Fees that the Borrowers will be required to pay over the succeeding twelve (12) months on the Principal Amount of the Loan (excluding any Post-ARD Additional Interest, interest on the Components corresponding to any Series of Risk Retention Securities or Value Reduction Accrued Interest), determined without giving effect to any reduction in interest due related to any Value Reduction Amount and determined on a pro-forma basis to exclude Net Cash Flow from any Site that is released from the Collateral.

Section 3.02    Cash Trap Reserve. The parties hereto agree that Section 6.5 of the Loan Agreement is hereby amended by inserting the text therein which is double underlined in the place where such text appears below:

If a Cash Trap Condition shall occur, then, from and after the date that it is determined that a Cash Trap Condition has occurred (which shall be based upon the financial reporting required to be delivered pursuant to Section 5.1(A)(ii)) and for so long as such Cash Trap Condition continues to exist, the applicable Cash Trap Percentage of all Excess Cash Flow (except as otherwise expressly provided below) shall be deposited with Lender (or its Servicer or agent) and held in the Central Account in accordance with the terms of the Cash Management Agreement (said funds, together with any interest thereon, the “Cash Trap Reserve”). A “Cash Trap Condition” shall exist (x) at such time as Lender determines that as of the last day of any calendar quarter ending prior to an Anticipated Repayment Date, the Debt Service Coverage Ratio is equal to or less than the Cash Trap DSCR, (y) on the first Due Date immediately following the sixth-month anniversary of the 2023-1 Closing Date, if, as of such day, the aggregate Annualized Run Rate Net Cash Flow for all Sites that are subject to Title Policies or Other Title Policies as of such day equals less than 40% of the aggregate Annualized Run Rate Net Cash Flow for all Sites; provided that, solely with respect to a Cash Trap Condition pursuant to this clause (y), if the Borrowers have used commercially reasonable efforts to obtain such title insurance policies, such Cash Trap Condition will not be deemed to have occurred until the second Due Date immediately following the sixth-month anniversary of the 2023-1

Closing Date, or (z) on the first Due Date immediately following the one-year anniversary of the 2023-1 Closing Date, if, as of such day, the aggregate Annualized Run Rate Net Cash Flow for all Sites that are subject to Title insurance Policies or Other Title Policies as of such day equals less than 88% of the aggregate Annualized Run Rate Net Cash Flow for all Sites, and shall continue to exist until (i) in the case of a Cash Trap Condition pursuant to clause (x), the Lender determines that the Debt Service Coverage Ratio exceeds the Cash Trap DSCR for two (2) consecutive calendar quarters, (ii) in the case of a Cash Trap Condition pursuant to clause (y), the first date following the 2023-1 Closing Date on which the aggregate Annualized Run Rate Net Cash Flow for Sites that are subject to Title Policies or Other Title Policies equals greater than or equal to 40% of the aggregate Annualized Run Rate Net Cash Flow for all Sites as of such date and (iii) in the case of a Cash Trap Condition pursuant to clause (z), the first date following the 2023-1 Closing Date on which aggregate Annualized Run Rate Net Cash Flow for Sites that are subject to Title Policies or Other Title Policies equals greater than or equal to 88% of the aggregate Annualized Run Rate Net Cash Flow for all Sites as of such date. Upon the commencement of an Amortization Period, Lender will apply any amounts in the Cash Trap Reserve on the next Due Date in accordance with the terms and conditions of the Trust Agreement, in the manner provided in Section 3.3(a) of the Cash Management Agreement for Available Funds. Any funds on deposit in the Cash Trap Reserve shall continue to be held as additional Collateral in accordance with this Section 6.5. Provided that no Event of Default exists and Lender determines that the Cash Trap DSCR test has been satisfied for two (2) consecutive calendar quarters (as determined above), any funds remaining in the Cash Trap Reserve shall be released to the Borrowers. The existence of a Cash Trap Condition shall be a reasonable determination made by Lender in good faith.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01    Governing Law. THIS LOAN AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS LOAN AGREEMENT SUPPLEMENT.

Section 4.02    Severability. In case any provision in this Loan Agreement Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.03  Counterparts. This Loan Agreement Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Loan Agreement Supplement in

Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Loan Agreement Supplement. The parties agree that this Loan Agreement Supplement or any amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Loan Agreement Supplement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Electronic signature shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and shall be the same as handwritten signatures for the purposes of validity, enforceability and admissibility. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Loan Agreement Supplement or any document to be signed in connection with this Loan Agreement Supplement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form.

Section 4.04    Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Loan Agreement Supplement is executed by U.S. Bank Trust Company, National Association (i) it is executed and delivered, not in its individual capacity but solely as “trustee” under the under the Trust Agreement, in the exercise of the powers and authority conferred upon and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made is made and intended not as a personal representation, undertaking or agreement of U.S. Bank Trust Company, National Association, but is made and intended solely for the purpose of binding the trust fund established pursuant to the Trust Agreement, and (iii) under no circumstances shall the Trustee in its individual capacity be personally liable for the payment of any indebtedness or expenses, or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Loan Agreement Supplement or any related document, or be responsible for the contents of any related disclosure document, including without limitation the Offering Memorandum.

ARTICLE V

APPLICABILITY OF LOAN AND SECURITY AGREEMENT

Section 5.01    Applicability. The provisions of the Loan Agreement are hereby ratified, approved and confirmed, as supplemented by this Loan Agreement Supplement. The representations, warranties and covenants contained in the Loan Agreement (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrowers and Lender have caused this Loan Agreement Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

AMERICAN TOWER ASSET SUB, LLC, as Borrower

By:	/s/ Rodney M. Smith
Name: Rodney M. Smith
Title: Executive Vice President, Chief Financial Officer and Treasurer

AMERICAN TOWER ASSET SUB II, LLC, as Borrower

By:	/s/ Rodney M. Smith
Name: Rodney M. Smith
Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Second Supplement to Second A&R Loan and Security Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:	/s/ Christopher J. Nuxoll
Name: Christopher J. Nuxoll
Title: Vice President

Signature Page to Second Supplement to Second A&R Loan and Security Agreement